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                                 PROMISSORY NOTE


$______________                                                 December 9, 1999



      FOR VALUE RECEIVED, _______________ an individual (hereinafter referred to as the "Maker"), promises to pay to the order of Teltran International Group, Ltd. ("Payee"), at _________________ or at such other place as the Payee may from time to time designate in writing to the Maker, in lawful money of the United States of America, in immediately available funds, the principal sum of _____________________Dollars and No Cents.

      This note has been issued by the Maker in connection with the Maker's exercise of options to purchase ______ shares of common stock ("Shares") of Teltran International Group, Ltd. on the date hereof, at an exercise price of ______ cents ($0.__) per share (the "Exercise Price").

      The outstanding principal balance hereof shall be due and payable on December 8, 2001; provided, however, that upon the sale by Maker of any Shares, an amount equal to (x) the number of Shares times (y) the Exercise Price shall become immediately due and payable. The principal balance hereof may be prepaid in whole or in part at any time without penalty.

      Maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

      The Payee shall not, by any act, delay, omission or otherwise, be deemed to have waived any right or remedies hereunder unless such waiver be in writing and signed by the Payee. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

      All provisions of this note shall be considered as separate terms and conditions, and in the event that any one shall be held illegal, invalid or unenforceable, all other provisions hereof shall remain in full force and effect as if the illegal, invalid or unenforceable provision were not a part hereof; provided, however, that whenever possible, the illegal, invalid or unenforceable provision shall be deemed modified and amended to the extent that it may thereby be made legal, valid and enforceable.

      This note shall be governed by, construed and interpreted in accordance with the laws of the State of New York respecting agreements negotiated, entered into and to be fully performed within the State of New York.

      This note may not be altered, modified, amended, terminated or discharged orally.

      Given under the hand and seal of the undersigned, the date and year indicated above.




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